CYPRESS SEMICONDUCTOR CORPORATION
                             3901 NORTH FIRST STREET
                         SAN JOSE, CALIFORNIA  95134-1599


                                                                 July 19, 1994

VIA EDGAR

The Securities and Exchange Commission
450 Fifth St., N.W.
Washington, D.C. 20549

    Re: Cypress Semiconductor Corporation
            CIK NUMBER - 0000791915
            Registration Statement on Form S-8

Ladies and Gentlemen:

    On behalf of Cypress Semiconductor Corporation (the "Company") and in accordance with Regulation S-T please find attached in electronic format via EDGAR one copy of a Registration Statement on Form S-8, for filing under the Securities Act of 1933, as amended.

    Pursuant to Rule 901(d) of Regulation S-T, by copy of this correspondence the Company has submitted to the Commission one conforming paper format copy of this electronic filing.

    Please direct all questions concerning the enclosed materials to the undersigned.

                                         Very truly yours,



                                         /s/ STUART INOUYE
                                         Stuart Inouye


Enclosures

cc: Conforming Paper Copy
    Filer Support
    U.S. Securities and Exchange Commission
    Operations Center; Stop 0-7
    6432 General Green Way
    Alexandria, VA  22312


      As filed with the Securities and Exchange Commission on July 19, 1994.
                                          Registration No. 33-
                                                               ------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933


                       CYPRESS SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                   94-2885898
    (State of Incorporation)             (I.R.S. Employer Identification No.)

                            3901 North First Street
                           San Jose, California 95134
                    (Address of principal executive offices)



                            1994 STOCK OPTION PLAN
                           (Full title of the Plan)


                                 T.J. RODGERS
                                   President
                       CYPRESS SEMICONDUCTOR CORPORATION
                            3901 North First Street
                          San Jose, California 95134

                                (408) 943-2600
           (Name, address and telephone number of agent for service)




                                  Copies to:

                          Marcia Kemp Sterling, Esq.
                      WILSON, SONSINI, GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                          Palo Alto, California 94304
                          Telephone:  (415) 493-9300

- -------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------



                                       Proposed       Proposed
                                       Maximum        Maximum
                       Maximum         Offering       Aggregate      Amount of
Title of Securities    Amount to be    Price          Offering     Registration
  to be Registered     Registered      Per Share(1)   Price(1)        Fee(2)
- -------------------------------------------------------------------------------
Common Stock,
$.01 Par Value

 - 1994 Stock Option
   Plan                3,000,000 shs.  $17.5000       $52,000,000    $18,103.45

TOTAL . . . . . . . .  3,000,000 shs.                 $52,000,000    $18,103.45
- -------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices of the Company's Common Stock as reported on the New York Stock Exchange on July 12, 1994.

(2) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "one-twenty ninth of one percentum of the maximum aggregate price at which such securities are proposed to be offered."

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
- -------   ----------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1994 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

          2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 1994, filed pursuant to
     Section 15(d) of the 1934 Act.

          3. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A dated
     August 30, 1988, filed pursuant to Section 12 of the Exchange
     Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
- -------   --------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
- -------   ---------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
- -------   ------------------------------------------

     Article 11 of the Company's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VI of the Company's Bylaws provides that the Company
(i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Article VI of the Company's Bylaws also provides that the Company
(i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The Bylaws also provide that, to the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and to the extent that an employee or agent of the corporation has been success-ful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Company currently maintains liability insurance for its officers and directors.

     The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

Item 7.   Exemption from Registration Claimed.
- -------   ------------------------------------

     Not applicable.

Item 8.   Exhibits.
- -------   ---------

          Exhibit
          Number
          ---------
              4.1 1994 Stock Option Plan and form of agreement thereunder.

              5.1 Opinion of counsel as to legality of securities being registered.

             24.1      Consent of Independent Accountants (see p.10).

             24.2      Consent of Counsel (contained in Exhibit 5.1).

             25.1      Power of Attorney (see p. 9).


Item 9.   Undertakings.
- -------   -------------

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)   To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and con-trolling persons of the Registrant pursuant to the foregoing provi-sions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnifica-tion against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cypress Semiconductor Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 18th day of July, 1994.



                                  CYPRESS SEMICONDUCTOR CORPORATION

                                  By:  /s/  T.J. RODGERS


                                       ----------------------------

                                      T.J. Rodgers, President,
                                      Chief Executive Officer and
                                      Director (Principal Executive
                                      Officer)

                              POWER OF ATTORNEY

    Each of the officers and directors of Cypress Semiconductor Corporation whose signatures appears below hereby constitutes and appoints T.J. Rodgers and Emmanuel Hernandez and each of them, their true and lawful attorneys-in-fact and agents with full power of substitutions, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement, and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.


        Signature                        Title                      Date

- --------------------------  -------------------------------- -----------------

/s/  T.J. RODGERS           President, Chief Executive         July 18, 1994
- --------------------------  Officer and Director
T.J. Rodgers                (Principal Executive Officer)


/s/  EMMANUEL HERNANDEZ     Chief Financial Officer,           July 18, 1994
- --------------------------  Vice President, Finance
Emmanuel Hernandez          and Administration (Principal
                            Financial and Accounting Officer)


/s/  PIERRE R. LAMOND       Director                           July 18, 1994
- --------------------------
Pierre R. Lamond


/s/  JOHN C. LEWIS          Director                           July 18, 1994
- --------------------------
John C. Lewis


/s/  FRED B. BIALEK         Director                           July 18, 1994
- --------------------------
Fred B. Bialek


/s/  ERIC A. BENHAMOU       Director                           July 18, 1994
- --------------------------
Eric A. Benhamou

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1994, which appears on page 29 of the 1993 Annual Report to Stockholders of Cypress Semiconductor Corporation which is incorporated by reference in Cypress Semiconductor Corporation's Annual Report on Form 10-K for the fiscal year ended January 3, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of such Annual Report on Form 10-K.


/s/  PRICE WATERHOUSE
- ------------------------
PRICE WATERHOUSE
San Jose, California
July 18, 1994

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

- -------------------------------------------------------------------------------

                                   EXHIBITS

- -------------------------------------------------------------------------------


                      REGISTRATION STATEMENT ON FORM S-8

                      CYPRESS SEMICONDUCTOR CORPORATION

                              INDEX TO EXHIBITS



Exhibit No.                  Description                   Page No.
- -----------    ---------------------------------------    ----------
   4.1         1994 Stock Option Plan.
               (and form of agreement thereunder)            ---

   5.1         Opinion of counsel as to legality of
               securities being registered.                  ---

  24.1         Consent of Independent Accountants            ---
               (see p. 10).

  24.2         Consent of Counsel (contained in              ---
               Exhibit 5.1).

  25.1         Power of Attorney (see p. 9).                 ---

                                 EXHIBIT 4.1
                                 -----------

                      CYPRESS SEMICONDUCTOR CORPORATION
                            1994 STOCK OPTION PLAN


     1.   PURPOSES OF THE PLAN.  The purposes of this Stock Option Plan are:

             - to attract and retain the best available personnel for positions of substantial responsibility;

             - to provide additional incentive to Employees and Consultants and

               Outside Directors; and

             - to promote the success of the Company's business.

     2.   COMPONENTS OF THE PLAN.  The Plan provides for:

             - the discretionary granting of Options to Employees and
               Consultants, which Options may be either Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant; and

             - the grant of Nonstatutory Stock Options to Outside Directors pursuant to an automatic, non-discretionary formula.

     3.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 5 of the Plan.

          (b) "APPLICABLE LAWS" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

          (c)  "BOARD" means the Board of Directors of the Company.

          (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

          (e) "COMMITTEE" means a Committee appointed by the Board in accordance with Section 5 of the Plan.

          (f)  "COMMON STOCK" means the Common Stock of the Company.

          (g) "COMPANY" means Cypress Semiconductor Corporation, a Delaware corporation.

          (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services; provided, however, that the term "Consultant" shall not include Outside Directors, unless such Outside Directors are compensated for services to the Company other than through payment of director's fees.

          (i) "CONTINUOUS STATUS AS A DIRECTOR" means that the Director relationship is not interrupted or terminated.

          (j) "CONTINUOUS STATUS AS AN EMPLOYEE OF CONSULTANT" means that the employment or consulting relationship with the Company or any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; provided, further, that on the ninety-first (91st) day of any such leave (where reemployment is not guaranteed by contract or statute) the Optionee's Incentive Stock Option shall cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

          (k)  "DIRECTOR" means a member of the Board.

          (l)  "DISABILITY" means total and permanent disability as defined in
               Section 22(e)(3) of the Code.

          (m) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (n) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (o)  "EXISTING DIRECTORS" means members of the Board on October 12,
               1988.

          (p) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or


              (ii) If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean of the closing bid and asked prices for such stock on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (q) "INCENTIVE STOCK OPTIONS" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (r) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

          (s) "NOTICE OF GRANT" means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

          (t) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (u) "OPTION" means a stock option granted pursuant to the Plan or the Terminated Plans.

          (v) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (w) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          (x)  "OPTIONED STOCK" means the Common Stock subject to an Option.


          (y) "OPTIONEE" means an Employee, Consultant or Outside Director who holds an outstanding Option.

          (z) "OUTSIDE DIRECTOR" means a Director who is not an Employee or Consultant.

          (aa) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (ab) "PLAN" means this 1994 Stock Option Plan.

          (ac) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (ad) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

          (ae) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (af) "TERMINATED PLANS" means the Company's 1985 Incentive Stock Option Plan and 1988 Directors' Stock Option Plan, which are terminated upon adoption of, and superseded by, this Plan (however, outstanding Options under the Terminated Plans shall continue in full force in effect, subject to the provisions of such Options and this Plan).

     4. STOCK SUBJECT TO THE PLAN. Subject to Section 15 of the Plan, the total number of Shares reserved and available for issuance under the Plan is 3,455,791 Shares (including 455,791 Shares previously authorized but unissued under the Terminated Plans), plus shares subject to options outstanding under the Terminated Plans at the time of adoption of this plan which are subsequently forfeited in connection with termination of employment or other failure to exercise, increased on the first day of each new fiscal year of the Company from and including the 1995 fiscal year by a number of Shares equal to 4.5% of the number of Shares outstanding as of the last business day preceding each such first day of each new fiscal year. However, the number of Shares available for issuance pursuant to Incentive Stock Options shall not include the foregoing annual increase, which shall be used solely for Nonstatutory Stock Options.

     Subject to Section 15 of the Plan, if any Shares that have been optioned under an Option (whether granted under this Plan or the Terminated Plans) cease to be subject to such Option (other than through exercise of the Option), or if any Option granted hereunder or thereunder is forfeited, or any Option otherwise terminates prior to the issuance of Common Stock to the participant, the Shares that were subject to such Option shall again be available for
distribution in connection with future Options under the Plan.   Shares that
have actually been issued under the Plan upon exercise of an Option shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

     5.   ADMINISTRATION OF THE PLAN.

          (a)  Procedure.
               ----------

               (i)  MULTIPLE ADMINISTRATIVE BODIES.  If permitted by Rule
16b-3,
the Plan may be administered by different bodies with respect to (A) Directors and Officers, and (B) Employees and Consultants who are neither Directors nor Officers.

              (ii) ADMINISTRATION WITH RESPECT TO DISCRETIONARY OPTION GRANTS TO INDIVIDUALS SUBJECT TO SECTION 16(b). With respect to discretionary Option grants made to Employees and Consultants who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by
(A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

             (iii) ADMINISTRATION WITH RESPECT TO DISCRETIONARY OPTION GRANTS TO OTHER PERSONS. With respect to discretionary Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies

(however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

               (iv) ADMINISTRATION WITH RESPECT TO AUTOMATIC GRANTS TO OUTSIDE DIRECTORS. Automatic Grants to Outside Directors shall be pursuant to a non-discretionary formula as set forth in Section 11 hereof and therefore shall not be subject to any discretionary administration.

          (b) POWERS OF THE ADMINISTRATORS Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

             (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 3(p) of the Plan;

            (ii) to select the Consultants and Employees to whom Options may be granted hereunder;

           (iii) to determine whether and to what extent Options are granted hereunder;

            (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

             (v)    to approve forms of agreement for use under the Plan;

            (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

           (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

          (viii) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan;

            (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

<PAGE19>

             (x) to modify or amend each Option (subject to Section 16(c) of the Plan);

            (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

           (xii)    to institute an Option Exchange Program;

          (xiii) to determine the terms and restrictions applicable to Options; and

           (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

     6.   ELIGIBILITY.

          (a) DISCRETIONARY STOCK OPTIONS. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.

          (b) OUTSIDE DIRECTOR STOCK OPTIONS. Outside Directors shall be eligible to receive only Nonstatutory Stock Options pursuant to Section 11 hereof.

     7.   LIMITATIONS.

          (a) Each Option shall be designated in the Notice of Grant or Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

               (i) of Shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, which

              (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

          (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship or tenure as a director with the Company, nor shall they interfere in any way with the Optionee's, the Company's, or the Company's stockholders', right to terminate such employment or consulting relationship or tenure as a director with the Company at any time, with or without cause.

          (c)  The following limitations shall apply to grants of Options to
Employees:

               (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

              (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 14(a).

             (iii) If an Option is canceled (other than in connection with a transaction described in Section 14), the canceled Option will be counted against the limit set forth in Section 7(c)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     8. TERM OF PLAN. The Plan shall become effective upon the date, in 1994, of its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

     9. TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant or Option Agreement. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant or Option Agreement.


     10.  OPTION EXERCISE PRICE AND CONSIDERATION.

          (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than one hundred (100%) of the Fair Market Value per Share on the date of grant.

              (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than eighty-five percent (85%) of Fair Market Value per Share on the date of grant.

          (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

          (c) FORM OF CONSIDERATION. Except with respect to automatic stock option grants to Outside Directors, the Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such form of consideration shall be set forth in the Notice of Grant or Option Agreement and may, as determined by the Administrator, consist entirely of:

               (i)  cash;

              (ii)  check;

             (iii)  promissory note;

              (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

              (vi)  any combination of the foregoing methods of payment; or

             (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     11.  AUTOMATIC STOCK OPTION GRANTS TO OUTSIDE DIRECTORS.

          (a) PROCEDURE FOR GRANTS. The provisions set forth in this Section 11 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

               (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

              (ii) Each Outside Director shall be automatically granted an Option to purchase 40,000 Shares (the "First Option") upon the date on which such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy.


             (iii) After the First Option has been granted to an Outside Director, such Outside Director shall thereafter be automatically granted an Option to purchase 10,000 Shares (a "Subsequent Option") on a date one year after the date of grant of the First Option and on the same date each year thereafter.

              (iv)  Notwithstanding the provisions of subsections (ii) and
(iii) hereof, in the event that an automatic grant hereunder would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the number of Shares available for issuance under the Plan, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan.

               (v) The terms of an Option granted hereunder shall be as follows:

                    (1)  the term of the Option shall be ten (10) years.

                    (2) the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in subsection (c) hereof.

                    (3) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option.

                    (4)  the Option shall become exercisable as follows:

                         (A) If it is a First Option, it shall become exercisable cumulatively in installments of 10,000 Shares per year beginning on the date one year after such Director's election to the Board of Directors.

                         (B) If it is a Subsequent Option, it shall become fully exercisable four years after the date on which it was granted.

          (b) CONSIDERATION FOR EXERCISING OUSIDE DIRECTOR STOCK OPTIONS. The consideration to be paid for the Shares to be issued upon exercise of an automatic Outside Director Option shall consist entirely of cash, check, other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly from the Company and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment.

          (c)  POST-DIRECTORSHIP EXERCISABILITY.

               (i)  TERMINATION OF STATUS AS A DIRECTOR.   If an Outside
Director ceases to serve as a Director, he may, but only within ninety days
(90) after the date he ceases to be a Director of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

              (ii) DISABILITY OF DIRECTOR. Notwithstanding the provisions of Section 11(c)(i) above, in the event a Director is unable to continue his service as a Director with the Company as a result of his Disability, he may, but only within six (6) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

             (iii)  DEATH OF DIRECTOR.  In the event of the death of an
Optionee:

                    (A) during the term of the Option who is at the time of his death a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status a Director for twelve (12) months after the date of death; or

                    (B) within thirty (30) days after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     12.  EXERCISE OF OPTION.

          (a) PROCEDURES FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Option Agreement.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives:
(i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.


          (b) TERMINATION OF EMPLOYMENT OR CONSULTING PARTNERSHIP. Upon termination of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise the Option, but only within such period of time as is specified in the Notice of Grant or Option Agreement, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant or Option Agreement). In the absence of a specified time in the Notice of Grant or Option Agreement, the Option shall remain exercisable for three months following the Optionee's termination of Continuous Status as an Employee or Consultant. In the case of an Incentive Stock Option, such period of time shall not exceed three (3) months from the date of termination; in the case of a Nonstatutory Stock Option, such period of time shall not exceed twenty-four
(24) months from the date of termination. If, at the date of termination the Optionee is not entitled to exercise the entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise the Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) DISABILITY OF OPTIONEE. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within (i) for discretionary stock options, six (6) months or such other period of time not exceeding twelve (12) months, as is specified in the Notice of Grant or Option Agreement, or (ii) for automatic stock option grants to Outside Directors, six (6) months from the date of such termination. Any such Options may only be exercised to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant or Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)  DEATH OF OPTIONEE.  In the event of the death of an Optionee:

               (i) during the term of the Option who is at the time of his death an of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status an Employee or Consultant for twelve
(12) months after the date of death; or

              (ii) within thirty (30) days after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

          (e) RULE 16b-3. Options granted to individuals subject to Section 16 of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     13. NON-TRANSFERABILITY OF OPTIONS. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     14.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER,
ASSET
SALE OR CHANGE OF CONTROL.

          (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, with respect to discretionary Options granted under the Plan (but not with respect to Options granted to Outside Directors) the Board may, in the exercise of its sole discretion in such instances, declare that any such Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

          (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to a discretionary Option granted under the Plan (but not with respect to Options granted to Outside Directors), the Administrator may, in the exercise of its sole discretion and in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise such Option as to all of the Optioned Stock, including as to Shares which would not otherwise be exercisable. With respect to Options granted to Outside Directors on or after the Effective Date of the Plan, in the event that the successor corporation does not agree to assume such Options or to substitute equivalent options, each such outstanding Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise. With respect to Options granted to Outside Directors prior to the Effective Date of the Plan, in the event that the successor corporation does not agree to assume such Options or to substitute equivalent options, such Options shall terminate.

     If the Administrator makes a discretionary Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     For the purposes of this subsection, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     15. OPTION DATE OF GRANT. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     16.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) STOCKHOLDER APPROVAL. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Sections 422 and 424 of the Code (or any successor rules or statutes or other applicable laws, rules or regulations, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

          (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     17.  CONDITIONS UPON ISSUANCE OF SHARES.

          (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.


          (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     18.  LIABILITY OF COMPANY.

          (a) INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          (b) OPTION GRANTS EXCEEDING ALLOTTED SHARES. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 16(b) of the Plan.

     19. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                      CYPRESS SEMICONDUCTOR CORPORATION
                            1994 STOCK OPTION PLAN
                               NOTICE OF GRANT

     Unless otherwise defined herein, capitalized terms used herein shall have the same meanings as set forth in the Plan.

[Optionee's Name and Address]

     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

     Grant Number
                                         --------------------------

     Date of Grant
                                         --------------------------

     Vesting Commencement Date
                                         --------------------------

     Exercise Price per Share           $
                                         --------------------------

     Total Number of Shares Granted
                                         --------------------------

     Total Exercise Price               $
                                         --------------------------

     Type of Option:                         Incentive Stock Option
                                         ---
                                             Nonstatutory Stock Option
                                         ---

     Term/Expiration Date:
                                         --------------------------

     Vesting Schedule:
     -----------------
     This Option may be exercised, in whole or in part, in accordance with the following schedule:

     25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter.

     Termination Period:
     -------------------
     This Option may be exercised for three months after termination of the Optionee's employment or consulting relationship with the Company. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In the event of the Optionee's change in status from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

                      CYPRESS SEMICONDUCTOR CORPORATION
                            1994 STOCK OPTION PLAN
                               OPTION AGREEMENT


     Unless otherwise defined herein, capitalized terms used herein shall have the same meanings as set forth in the Plan.

     1. GRANT OF OPTION. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

          If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code
Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

     2.   EXERCISE OF OPTION.


          (a) RIGHT TO EXERCISE. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

          (b) METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

          (a)  cash; or

          (b)  check; or

          (c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exerciseprice; or

          (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     4. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5. TERM OF OPTION. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     6. TAX CONSEQUENCES. Some of the federal and California tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a)  EXERCISING THE OPTION.

               (i) NONSTATUTORY STOCK OPTION. The Optionee may incur regular federal income tax and California income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

              (ii) INCENTIVE STOCK OPTION. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax or California income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee undergoes a change of status from Employee to Consultant, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status.

          (b)  DISPOSITION OF SHARES.

               (i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

              (ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

          (c) NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.



OPTIONEE:                       CYPRESS SEMICONDUCTOR CORPORATION



                                         By:
- -----------------------------------         -----------------------------------


Signature


                                      Title:


- -----------------------------------         -----------------------------------

Print Name



- -----------------------------------
Residence Address


- -----------------------------------


                              CONSENT OF SPOUSE

     The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.






                                   -------------------------------------------
                                   Spouse of Optionee

                                  EXHIBIT A

                      CYPRESS SEMICONDUCTOR CORPORATION

                            1994 STOCK OPTION PLAN

                               EXERCISE NOTICE




Cypress Semiconductor Corporation
3901 North First Street
San Jose, CA  95134
Attention:  Secretary


     1.   EXERCISE OF OPTION.  Effective as of today,                , 199  ,
                                                      --------------      --
the undersigned ("Purchaser") hereby elects to purchase             shares (the
                                                        -----------
"Shares") of the Common Stock of Cypress Semiconductor Corporation (the "Company") under and pursuant to the 1994 Stock Option Plan (the "Plan") and
the Stock Option Agreement dated, 19    (the "Option Agreement").  The purchase
                                    ---
price for the Shares shall be  $             , as required by the Option
                                 -----------
Agreement.

     2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares.

     3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

     5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and such agreement is governed by California law except for that body of law pertaining to conflict of laws.



Submitted by:                       Accepted by:

PURCHASER:                          CYPRESS SEMICONDUCTOR CORPORATION


- ---------------------------------   By:

Signature                               ---------------------------------



- ---------------------------------  Its:

Print Name                              ---------------------------------



Address:                        Address:


___________________________        3901 North First Street
                                   San Jose, CA  95134
___________________________

                                 EXHIBIT 5.1



                                July 18, 1994


Cypress Semiconductor Corporation
3901 North First Street
San Jose, CA  95134

Gentlemen:

    We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 19, 1994, in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock reserved for issuance under the 1994 Stock Option Plan (the "Option Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of said shares.

    It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the shares pursuant to the Prospectus constituting part of and incorporated by reference into the Regis-tration Statement on Form S-8 and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the shares, when issued and sold in the manner referred to in the Option Plan and the agreements which accompany the Option Plan, and in accordance with the Company's Restated Certificate of Incorporation, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and amendments thereto.

                             Very truly yours,

                             WILSON, SONSINI, GOODRICH & ROSATI
                             Professional Corporation

                        /s/  WILSON, SONSINI, GOODRICH & ROSATI